Exhibit 5.1

[Letterhead of Sutherland Asbill & Brennan LLP]

June 24, 2005

TAC Acquisition Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Ladies and Gentlemen:

We have acted as counsel to TAC Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333-123382) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to:

(i)	23,000,000 units (the “Primary Units”), each Primary Unit comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Company Shares” and the Company Shares underlying the Primary Units, the “Primary Shares”), for an aggregate of 23,000,000 Primary Shares, and two warrants each to purchase one Company Share (the “Primary Warrants”), for an aggregate of 46,000,000 Primary Warrants and 46,000,000 Company Shares to be issued upon exercise of such Primary Warrants (the “Primary Warrant Shares”); and

(ii)	a purchase option issued to Wedbush Morgan Securities Inc. (the “Purchase Option”), representing the right to purchase up to 1,000,000 Units (the “PO Units” and, together with the Primary Units, the “Units”), each PO Unit comprised of one Company Share (the “PO Shares” and, together with the Primary Shares, the “Shares”), for an aggregate of 1,000,000 PO Shares, and two warrants each to purchase one Company Share (the “PO Warrants” and, together with the Primary Warrants, the “Warrants”), for an aggregate of 2,000,000 PO Warrants and 2,000,000 Company Shares to be issued upon exercise of such PO Warrants (the “PO Warrant Shares” and, together with the Primary Warrant Shares, the “Warrant Shares”);

in each case, together with any additional units (comprised of Shares and warrants) that may be issued by the Company pursuant to Rule 462(b) under the Act (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement.

We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended to date and currently in effect, (ii) the Company’s Bylaws, as amended to date and currently in effect, (iii) the resolutions of the

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June 24, 2005

Company’s Board of Directors authorizing the issuance and sale of the Units, Shares, Warrants, the Warrant Shares and the Purchase Option (collectively, the “Securities”), and (iv) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.

In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company. To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters; we have not independently verified the accuracy of such factual matters.

This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.

Based upon and subject to the foregoing and our investigation of such matters of law as we have considered advisable, we are of the opinion that:

(1)	Primary Units. When the Registration Statement has become effective under the Act, when the terms of the Primary Units and of their issuance and sale have been duly established, and when such Primary Units have been duly executed and issued, delivered, sold and paid for, as contemplated by the Registration Statement, and if all of the foregoing actions are taken in conformity with the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Primary Units will be duly issued, fully paid and non-assessable.

(2)	Primary Shares. When the Registration Statement has become effective under the Act, the terms of the Primary Shares underlying the Primary Units and the sale thereof have been duly established in conformity with the Company’s amended and restated certificate of incorporation, and such Primary Shares have been duly issued, delivered, sold and paid for as part of such Primary Units, as contemplated by the Registration Statement, and if all of the foregoing actions are taken in conformity with the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Primary Shares will be validly issued, fully paid and non-assessable.

(3)

Primary Warrants and Primary Warrant Shares. When the Registration Statement has become effective under the Act, when the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”)

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June 24, 2005

have been duly established and the Warrant Agreement has been duly executed and delivered, when the terms of the Primary Warrants underlying the Primary Units and of their issuance and sale have been duly established in conformity with the Warrant Agreement and when such Primary Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for as part of the Primary Units, as contemplated by the Registration Statement, and if all of the foregoing actions are taken in conformity with the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Primary Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or otherwise affecting creditors’ rights and to general equity principles, and the Primary Warrant Shares underlying such Primary Warrants, when duly issued, delivered, sold and paid for upon exercise of such Primary Warrants, as contemplated by the Warrant Agreement, such Primary Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.

(4)	Purchase Option. When the Registration Statement has become effective under the Act, when the terms of the Purchase Option and of its issuance and sale have been duly established and the Purchase Option has been duly executed and issued, delivered, sold and paid for, as contemplated by the Registration Statement, and if all of the foregoing actions are taken in conformity with the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Option will constitute the valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or otherwise affecting creditors’ rights and to general equity principles.

(5)	PO Units. When the Registration Statement has become effective under the Act, when the terms of the PO Units and of their issuance and sale have been duly established, and when such PO Units have been duly executed and issued, delivered, sold and paid for upon exercise of the Purchase Option, as contemplated by the Purchase Option and the Registration Statement, and if all of the foregoing actions are taken in conformity with the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such PO Units will be duly issued, fully paid and non-assessable.

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June 24, 2005

(6)	PO Shares. When the Registration Statement has become effective under the Act, the terms of the PO Shares underlying the PO Units and the sale thereof have been duly established in conformity with the Company’s amended and restated certificate of incorporation, and such PO Shares have been duly issued, delivered, sold and paid for as part of such PO Units, as contemplated by the Purchase Option and the Registration Statement, and if all of the foregoing actions are taken in conformity with the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the PO Shares will be validly issued, fully paid and non-assessable.

(7)	PO Warrants and PO Warrant Shares. When the Registration Statement has become effective under the Act, when the terms of the Warrant Agreement have been duly established and the Warrant Agreement has been duly executed and delivered, when the terms of the PO Warrants underlying the PO Units and of their issuance and sale have been duly established in conformity with the Warrant Agreement and when such PO Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for as part of the PO Units, as contemplated by the Purchase Option and the Registration Statement, and if all of the foregoing actions are taken in conformity with the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such PO Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or otherwise affecting creditors’ rights and to general equity principles, and the PO Warrant Shares underlying such PO Warrants, when duly issued, delivered, sold and paid for upon exercise of such PO Warrants, as contemplated by the Warrant Agreement, such PO Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Sutherland Asbill & Brennan LLP

SUTHERLAND ASBILL & BRENNAN LLP